                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective
Amendment No. 30 to the Registration Statement on Form N-1A ("Registration
Statement") of our report dated February 8, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual
Report to Shareholders of the Global Gold Fund, Global Natural Resources Fund,
and Utilities Fund, and of our report dated February 15, 2002, relating to the financial statements and financial highlights which appear in the December 31,
2001 Annual Report to Shareholders of the Income & Growth Fund, Equity Growth
Fund, and Small Cap Quantitative Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Performance Information of Other Class",
"Independent Accountant" and "Financial Statements" in such Registration
Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, MO
April 24, 2002